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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material under Rule 14a-12
EVERGREEN RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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EVERGREEN RESOURCES, INC.
1401 17th Street, Suite 1200
Denver, Colorado 80202
303.298.8100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 7, 2002

TO THE SHAREHOLDERS OF EVERGREEN RESOURCES, INC.:

        NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Evergreen Resources, Inc., a Colorado corporation (the "Company"), will be held at The Pinnacle Club, 555 Seventeenth Street, 37th floor, Denver, Colorado 80202, on May 7, 2002, at 10:00 a.m., Mountain Daylight Time, and at any adjournment thereof (the "Meeting"), for the purpose of considering and acting upon the following matters:

  1.
  The election of two directors of the Company.

  2.
  The ratification of the appointment of BDO Seidman, LLP as independent auditors for the year ending December 31, 2002.

  3.
  The transaction of such other business as may properly come before the Meeting.

        This Proxy Statement and the accompanying proxy are being mailed to the shareholders of the Company on or about April 5, 2002.

        Only holders of record of the Company's common stock at the close of business on March 15, 2002 are entitled to notice of and to vote at the Meeting.

        All shareholders, whether or not they expect to attend the Meeting in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope, which requires no additional postage if mailed in the United States. The granting of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.

                      Kevin R. Collins
                      SECRETARY

Denver, Colorado
April 5, 2002

EVERGREEN RESOURCES, INC.

PROXY STATEMENT
2002 ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION

        The enclosed proxy is solicited by and on behalf of the Board of Directors of Evergreen Resources, Inc., a Colorado corporation (the "Company" or "Evergreen"), for use at the Company's Annual Meeting of Shareholders to be held at The Pinnacle Club, 555 Seventeenth Street, 37th floor, Denver, Colorado 80202, on May 7, 2002, at 10:00 a.m., Mountain Daylight Time, and at any adjournment thereof (the "Meeting"). This proxy statement and the accompanying proxy are being mailed to the shareholders of the Company on or about April 5, 2002.

        Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to the Company's stock transfer agent or by voting in person at the Meeting. Any written notice revoking a proxy should be sent to: Computershare Trust Company, Inc., P.O. Box 1596, Denver, Colorado 80201. The expense of soliciting proxies, including the cost of preparing, assembling and mailing these proxy materials, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, fax or internet without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses for that purpose.

        All shares represented by valid proxies will be voted in accordance therewith at the Meeting. If no direction is made, validly executed and returned proxies will be voted for the election of the nominees for director named below, for ratification of the appointment of independent auditors and in the discretion of the proxy holders with respect to any other matters properly brought before the Meeting.

        The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2001 is being mailed along with these proxy materials to the Company's shareholders and contains financial information regarding the Company. See "Financial Information," below.

SHARES OUTSTANDING AND VOTING RIGHTS

        All voting rights are vested exclusively in the holders of the Company's no par value common stock (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on March 15, 2002 are entitled to notice of and to vote at the Meeting. On March 15, 2002, the Company had 18,862,050 shares of Common Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of directors. No fractional shares are presently outstanding.

        A majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Meeting. The two nominees for director receiving the most votes for election will be elected director, provided that a quorum is present. The proposal to ratify the appointment of the independent auditors will be approved if the votes cast in favor of the proposal exceed the votes cast against it, again provided that a quorum is present. Abstentions and broker non-votes will have no effect on the election of directors or the proposal to approve the appointment of the independent auditors, but will be counted for purposes of determining if a quorum is present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding persons known to the Company to beneficially own five percent or more of the Common Stock as of March 29, 2002. This information is based upon filings made by such persons with the Securities and Exchange Commission (the "SEC") and upon information provided to the Company. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of March 29, 2002 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder's name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class Outstanding
GEOCAPITAL, LLC 825 Third Avenue 32nd Floor New York, NY 10022-7519	1,860,185	(1)	9.82%
John J. Ryan III 13 Avenue De Bude 1202 Geneva, Switzerland	957,120	(2)	5.05%

(1)
Based on information included in a Schedule 13G filed with the SEC on February 12, 2002. Holder reports sole dispositive power over 1,860,185 shares but no voting power over such shares.

(2)
Based on information included in a Schedule 13G filed with the SEC on January 23, 2002.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth certain information as of March 29, 2002, regarding the Common Stock beneficially owned by each director, nominee for director, each executive officer named in the summary compensation table below (the "Named Executive Officers") and all directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of March 29, 2002 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder's name.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class Outstanding
Alain G. Blanchard	58,376	(1)	*
Dennis R. Carlton	241,281	(2)	1.26%
Kevin R. Collins	164,648	(3)	*
Larry D. Estridge	24,220	(4)	*
John J. Ryan III	957,120	(5)	5.05%
Mark S. Sexton	299,219	(6)	1.56%
Scott D. Sheffield	9,350	(7)	*
Arthur L. Smith	0		0
All Directors and Executive Officers As a Group (8 Persons)	1,754,214	(8)	9.00%

*
Less than 1%

(1)
Includes 2,540 shares issuable pursuant to stock options.

(2)
Includes 177,232 shares issuable pursuant to stock options.

(3)
Includes 144,000 shares issuable pursuant stock options.

(4)
Includes 11,220 shares issuable pursuant to stock options.

(5)
Includes 13,080 shares issuable pursuant to stock options.

(6)
Includes 182,231 shares issuable pursuant to stock options.

(7)
Represents 9,350 shares issuable pursuant to stock options.

(8)
Includes 539,653 shares issuable pursuant to stock options.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company's articles of incorporation provide that the members of the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year. Directors in each class are elected for three-year terms. The articles of incorporation also provide that the Board will be composed of at least six members. The Board currently consists of seven members, of which two are to be elected at the Meeting.

        The two nominees for director receiving the most votes for their election will be elected directors, assuming a quorum is present. Abstentions and broker non-votes will have no effect on the election of directors. Shareholders do not have the right to cumulate their votes for directors. The persons named in the enclosed form of proxy, unless otherwise directed therein, intend to vote such proxy FOR the election of each of the nominees named below as director for the term specified. If a nominee becomes unavailable for any reason, the persons named in the proxy are expected to vote for such nominees as are recommended by management or to reduce the number of persons to be elected (subject to the requirements of the articles of incorporation). Management has no reason to believe that the nominees will be unavailable or unwilling to serve if elected to office.

        The Board of Directors has nominated two persons for election as director at the Meeting to serve for three-year terms. The nominees are currently serving as directors and have consented to serve for the new terms if re-elected.

        The Board of Directors recommends a vote "FOR" the election of each of the nominees identified below as a director for a three-year term.

Present Directors Nominated For Re-Election

Name	Age	Position	Director Since	Term to Expire
Larry D. Estridge	58	Director	1989	2005
John J. Ryan III	74	Director	1989	2005

Directors Continuing in Service

Name	Age	Position	Director Since	Term to Expire
Alain G. Blanchard	61	Director	1989	2003
Dennis R. Carlton	51	Sr. Vice President and Director	1995	2004
Mark S. Sexton	46	President, CEO, Chairman and Director	1995	2004
Scott D. Sheffield	49	Director	1996	2003
Arthur L. Smith	49	Director	2000	2004

        There are no family relationships among any directors, executive officers or persons nominated or chosen by Evergreen to become a director or executive officer.

        Additional information regarding the nominees for election as directors and the continuing directors of the Company follows:

Nominees

Larry D. Estridge	Director

Mr. Estridge was named a director of Evergreen in May 1989. He resides in Greenville, South Carolina, and is a member in the law firm Womble Carlyle Sandridge & Rice, PLLC. Mr. Estridge joined Womble Carlyle in January 1999 and has served since that date as the Managing Member of its Greenville, South Carolina office. Prior to January 1999, he was a partner with Wyche, Burgess, Freeman & Parham, P.A. from July 1972 through December 31, 1998. He has represented Evergreen and a number of affiliated companies for over 14 years. Mr. Estridge received an B.A. degree from Furman University and a J.D. from Harvard University School of Law.
John J. Ryan III	Director

Mr. Ryan was named a director of Evergreen in May 1989. Since 1972 he has been engaged in international tax and investment activities through CISA Trust Company (Switzerland) S.A., of which he is a principal. Mr. Ryan is a resident of East Hampton, New York. Mr. Ryan serves as a director of Vail Resorts, Inc.

Continuing Directors

Alain G. Blanchard	Director

Mr. Blanchard was named a director of Evergreen in May 1989. A resident of Cannes, France, he has managed discretionary funds for private and institutional clients for over 20 years. Mr. Blanchard graduated from the University of Paris with a doctorate in economics and a degree in political science.
Dennis R. Carlton	Senior Vice President—Exploration and Operations and Director President—Evergreen Operating Corporation

Mr. Carlton joined Evergreen in 1981 and was named a director in March 1995. He has been Evergreen's Senior Vice President of Exploration and Operations since 1997. Mr. Carlton has also managed the daily activities of Evergreen's operating subsidiary, Evergreen Operating Corp. ("EOC"), and has served as President of EOC since 1995. He received a B.S. degree in geology and a masters of science degree in geology from Wichita State University.
Mark S. Sexton	President, CEO, Chairman and Director CEO—EOC

Mr. Sexton joined Evergreen in 1989 and initially managed the daily operating activities of Evergreen's operating subsidiary, EOC. He has been a director of Evergreen since March 1995 and was named President and CEO in June 1995 and chairman of the Board of Directors in 1999. Mr. Sexton is a registered professional engineer in Colorado. He graduated from Stanford University with a B.S. degree in mechanical engineering. He was previously employed in various technical, financial, and management positions with Amoco Production Company, Norwest Bank and energy companies specifically targeting coal bed methane development. Mr. Sexton is also a director of KFx Inc. See "Compensation Committee Interlocks, Insider Participation and Transactions with Management," below.

Scott D. Sheffield	Director

Mr. Sheffield was named a director of Evergreen in September 1996. Since April 1985, Mr. Sheffield has served as Chairman, President and Chief Executive Officer of Pioneer Natural Resources Company, an energy company traded on the New York Stock Exchange, and its predecessor company, Parker & Parsley Petroleum Company. From 1979 to April 1985 he was employed by Parker & Parsley in various engineering positions, including serving from 1981 to 1985 as Vice President of Engineering. Mr. Sheffield obtained a bachelor of science degree in petroleum engineering from the University of Texas.
Arthur L. Smith	Director

Mr. Smith was named a director of Evergreen in June 2000. Since 1984, Mr. Smith has been Chairman and Chief Executive Officer of John S. Herold, Inc., an energy research and consulting firm based in Norwalk, Connecticut. Prior to joining John S. Herold, Inc., he was involved in institutional equity research and corporate finance for Oppenheimer and Co., Inc., The First Boston Corp. and Argus Research Corp. Mr. Smith received a B.A. from Duke University and an MBA from New York University's Stern School of Business. Mr. Smith is also a director of Cabot Oil & Gas Corporation and Plains All American Pipeline, L.P.

MEETINGS OF DIRECTORS AND COMMITTEES

        The Company's Board of Directors held five meetings during 2001. The Company has established Audit, Compensation, and Nominating Committees. Certain information about these committees is provided below. All directors attended at least 75% of the Board and assigned committee meetings during 2001.

        The Audit Committee is presently composed of Alain G. Blanchard, Larry D. Estridge, and John J. Ryan III. This Committee recommends to the Board the firm to be retained as the Company's independent auditors and consults with and reviews the reports of the Company's independent auditors and the Company's internal financial staff. The Audit Committee held five meetings during 2001. See "Audit Committee Report" and "Proposal 2—Ratification of Appointment of BDO Seidman, LLP as Independent Auditors for 2002," below.

        The Compensation Committee is presently composed of Alain G. Blanchard, Larry D. Estridge and Scott D. Sheffield. The Compensation Committee assists the Board in establishing compensation for key employees. Five meetings were held during 2001. See "Compensation Committee Report on Executive Compensation," below.

        The Nominating Committee is presently composed of Alain G. Blanchard, Mark S. Sexton and Scott D. Sheffield. This Committee evaluates the performance of incumbent directors and recommends to the Board and shareholders nominees to serve as directors. For information on procedures by which shareholder nominations for directors may be made, see "Shareholder Proposals," below. No Nominating Committee meetings were held during 2001 and the Board fulfilled the functions of the Committee during 2001.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is composed of three directors who are considered independent or whom the Board has determined to be independent under applicable New York Stock Exchange ("NYSE") rules. See "Compensation Committee Interlocks, Inside Participation and Transactions with Management," below. The Committee operates under a written charter adopted by the Board in June 2000.

        The primary purpose of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. The Audit Committee annually reviews and recommends to the Board the selection of the Company's independent accountants, subject to shareholder ratification.

        Management is responsible for preparing the Company's financial statements. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

        In this context, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

        The Company's independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Committee discussed with the independent accountants that firm's independence. The Committee has considered whether the independent accountants' provision of non-audit services is compatible with maintaining the independence of the accountants.

        Based on the above discussions and review with management and the independent accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors:

Alain G. Blanchard
Larry D. Estridge
John J. Ryan III, Chairman

BUSINESS EXPERIENCE OF OTHER EXECUTIVE OFFICERS

        The following provides certain information concerning the executive officer of the Company who is not also a director:

Kevin R. Collins	Vice President—Finance, Chief Financial Officer, Treasurer and Secretary

Mr. Collins, age 45, has served as Evergreen's Vice President, Chief Financial Officer and Treasurer since June 1995 and as Secretary since 1999. He has over 13 years of public accounting experience. Mr. Collins received a B.S. in business administration and accounting from the University of Arizona, and, before joining Evergreen, was employed by BDO Seidman, LLP, where he was a senior manager.

        Each officer of the Company holds office until his successor is duly elected and qualified or until his earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors if in its judgment it is in the best interests of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following information is furnished for the years ended December 31, 2001, 2000 and 1999, for the Company's Chief Executive Officer and the two other executive officers of the Company whose salary and bonus exceeded $100,000 during 2001 (as defined above, the "Named Executive Officers").

		Annual Compensation		Long Term Compensation
Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
Mark S. Sexton President and CEO	2001 2000 1999	250,000 225,000 160,600	375,000 150,000 75,000	50,000 103,000 70,000	14,827 28,344 25,000
Dennis R. Carlton Senior Vice President	2001 2000 1999	215,000 200,000 162,200	275,000 150,000 75,000	50,000 103,000 70,000	8,614 24,500 25,000
Kevin R. Collins Vice President, CFO and Treasurer	2001 2000 1999	175,000 140,000 107,700	175,000 100,000 50,000	50,000 90,000 70,000	7,229 4,525 4,000

(1)
Amounts for 2001 include the dollar value of contributions made by the Company to the account of each Named Executive Officer under the Company's 401(k) plan as follows: Mr. Sexton, $10,500; Mr. Carlton, $4,768; and Mr. Collins, $4,537. The balance of the amounts for 2001 represent amounts paid for untaken leave for each Named Executive Officer.

        The following table sets forth information with respect to the Named Executive Officers concerning options exercised during 2001 and the value of unexercised options held as of the end of the last fiscal year.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2001 (#)
					Value of Unexercised In-the-Money Options at December 31, 2001 ($)(2)
	Shares acquired on Exercise (#)
Name		Value realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark S. Sexton President and CEO	63,000	$2,099,040	189,250	174,750	$5,083,193	$2,510,598
Dennis R. Carlton Senior Vice President	53,076	$1,617,024	159,174	174,750	$4,270,946	$2,510,598
Kevin R. Collins Vice President, CFO and Treasurer	35,000	$915,000	124,000	165,000	$3,178,015	$2,314,525

(1)
Value realized represents the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price.

(2)
Value represents the difference between the closing price of the Common Stock on December 31, 2001 ($38.61) and the option exercise price.

        The following table sets forth information concerning options to purchase Common Stock granted to the Named Executive Officers in the last fiscal year.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted (#)
			Percent of Total Options Granted to Employees in Fiscal 2001
Name				Exercise Price Per Share ($/sh)	Expiration Date
						5%	10%
Mark S. Sexton President and CEO	50,000	(2)	10.8%	$36.00	12/12/11	$1,132,002	$2,868,732
Dennis R. Carlton Senior Vice President	50,000	(2)	10.8%	$36.00	12/12/11	$1,132,002	$2,868,732
Kevin R. Collins Vice President, CFO and Treasurer	50,000	(2)	10.8%	$36.00	12/12/11	$1,132,002	$2,868,732

(1)
The potential realizable value is calculated based on the term of the option at its time of grant and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price.

(2)
Such options were granted at an option price equal to the fair market value of the Common Stock on the date of grant and vest and become exercisable in four equal installments on December 13 of each of 2002, 2003, 2004 and 2005, subject to earlier vesting upon a change in control, provided the optionee remains an employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Company's compensation program for its executive officers is composed of three principal components: base salary, annual incentive compensation and long-term incentive compensation in the form of stock-based awards. Evergreen's compensation policy has been to offer conservative base salaries and to provide performance-based incentives in the form of annual bonuses and stock awards in order to provide an overall competitive compensation package for executive officers. The goal of the Compensation Committee (the "Committee"), which administers the Company's executive compensation program, is to ensure that the Company retains qualified, experienced executives whose financial interests are aligned with that of the shareholders. The Committee considers general industry practice, tax effects and other factors in structuring executive compensation.

        Base Salaries:    Base salaries for each of the Company's executives are determined by taking into consideration performance, length of tenure with the Company and compensation paid to key executives by other oil and gas companies comparable to the Company in size and complexity. In order to determine comparable salary levels paid within the industry, the Committee reviews various surveys and publicly filed information regarding a selected peer group of comparable companies.

        Annual Bonus Incentives:    Performance by executives is measured by several criteria which are considered important to the Company's success. These criteria are not specifically weighted in the determination of salary increases and bonuses, since the relative importance of such criteria may change from year to year and the relative responsibilities of each executive in the achievement of the objectives may differ. Examples of criteria considered are: (i) quantity of oil and gas reserves and increases in such reserves; (ii) increases in production and cash flow; (iii) finding costs of oil and gas reserves; (iv) controls exerted over lifting costs and resulting stabilization or reduction of lifting costs; (v) discovery and investigation of prospective new projects; and (vi) overall financial management. Of particular importance in determining 2001 bonus payments were substantial increases in proved reserves, production and cash flow. Though the Committee did not establish specific numeric formulas for determining the amount of bonuses based on these increases, increases in these criteria were important factors in the Committee's compensation decisions because the Committee believed that the experience, skill, good judgment and management practices of the executives contributed substantially to these increases. The bonuses paid to the Named Executive Officers in 2001 are stated in the Summary Compensation table above.

        Stock-Based Awards:    The Committee also utilizes restricted stock and/or stock options as incentives for executives. In determining the number of shares and/or share options to be awarded to each executive, the Committee considers the individual performance of each executive, his level of responsibility, his base salary, and the number of shares and options already owned by the executives as a group relative to the total number of outstanding shares and stock options owned by all shareholders. Applying these criteria, during 2001, the Committee granted each of Mark S. Sexton, Dennis R. Carlton and Kevin R. Collins incentive stock options to purchase 50,000 shares of Common Stock under the Company's 2000 Stock Incentive Plan. See "Option Grants in Last Fiscal Year," above. No restricted stock awards were made in 2001.

        Compensation of the Chief Executive Officer:    During the fiscal year ended December 31, 2001, Mark S. Sexton, President and CEO, received annual compensation of $264,827 for his services. This includes a salary of $250,000, deferred compensation pursuant to the Company's 401(k) plan in the amount of $10,500 and $4,327 in payment for untaken leave. In setting the salary for Mr. Sexton for 2001, the Committee considered all of the criteria described above in this report, along with information indicating that his previous salary was in the low range of CEOs of comparable companies. The Committee observed that the performance of the Company under certain key criteria (as described under "Annual Bonus Incentives," above) was superior and that its earnings and stock price performance for 2001 substantially exceeded the performance of most peer companies. The Committee therefore determined that a bonus payment in the amount of $375,000 to Mr. Sexton was appropriate. The grant of long term incentives in the form of options to purchase 50,000 shares of Common Stock to Mr. Sexton was made based on the criteria applicable to executive officers generally (as described under "Stock-Based Awards," above).

Respectfully submitted by the Compensation Committee of the Board of Directors:

Larry D. Estridge, Chairman
Scott D. Sheffield
Alain G. Blanchard
Arthur L. Smith

CHANGE IN CONTROL AGREEMENTS

        Effective March 1, 2002, the Company entered into change in control agreements with each of the Named Executive Officers. The terms and conditions of the change in control agreements are identical. Each change in control agreement will continue in effect until the earliest of (i) December 31, 2004 if no change in control has occurred, subject to automatic renewal for additional one-year periods unless the Company gives notice to the Named Executive Officer that it does not wish to extend the agreement; (ii) the termination of the Named Executive Officer's employment with the Company for any reason prior to the change in control; or (iii) the end of a two-year period following a change in control and the fulfillment by the Company and the Named Executive Officer of all obligations under the change in control agreement.

        Under the terms of each change in control agreement, if a change in control of the Company occurs while the Named Executive Officer is an employee of the Company, and a qualifying termination of his employment with the Company occurs within the 24-month period following the change in control, then the Named Employee is entitled to certain compensation payments and benefits. A "qualifying termination" means the Company's termination of the Named Executive Officer's employment for a reason other than death, disability, retirement or "cause" (as defined in the agreement), or the Named Executive Officer's termination of his employment for "good reason" (which includes a material reduction in duties and responsibilities or salary, the failure of the Company to continue certain benefits and certain relocations). A "change in control" is deemed to have taken place upon the occurrence of certain events, including the acquisition by a person or entity of 50% or more of the outstanding Common Stock, the merger or consolidation of the Company with or into another corporation where the Company is not the surviving corporation, the sale of all or substantially all of the assets of the Company or a change in a majority of the Board of Directors of the Company within a 12-month period.

        The change in control agreements provide that, upon a qualifying termination after a change in control, the Company will pay a lump-sum cash severance benefit in an amount equal to the sum of (i) three times the executive's average base salary (as defined in the agreement) during two years in the three-year period before termination plus (ii) three times the average annual incentive bonus earned under any incentive bonus plan of the Company during two out of the last three years before termination. The change in control agreements also provide that, in the event of a qualifying termination after a change in control, the Named Executive Officer will receive a lump-sum cash amount equal to accrued salary and earned bonus payments, a pro rata portion of the annual bonus for the year of termination and any accrued vacation pay.

        In addition, the agreements provide that upon a qualifying termination after a change in control, all Company stock options, stock appreciation rights or similar stock-based awards held by the Named Executive Officer will be accelerated and exercisable in full, and all restrictions on any restricted stock, performance stock or similar stock-based awards granted by the Company will be removed and such awards will be fully vested. The Named Executive Officers will also be entitled to receive "gross-up payments" equal to the amount of excise taxes, income taxes, interest and penalties if payments owed under a change in control agreement are deemed excess parachute payments for federal income tax purposes.

        The change in control agreements also provide that the Company will continue to provide for two years the same level of medical, dental, vision, accident, disability and life insurance benefits upon substantially the same terms and conditions as existed prior to termination and will provide the Named Executive Officer with two additional years of service credit under all non-qualified retirement plans and excess benefits plans in which the Named Executive Officer participated at termination. The change in control agreements also provide that the Named Executives are subject to certain confidentiality, non-solicitation and non-competition provisions. In the event the Named Executive Officer fails to comply with any of these provisions, he will not be entitled to receive any payment or benefits under the agreement.

COMPENSATION COMMITTEE INTERLOCKS,
INSIDER PARTICIPATION AND TRANSACTIONS WITH MANAGEMENT

        Since January 1999, Mr. Estridge has been a member of the law firm of Womble Carlyle Sandridge & Rice, PLLC in Greenville, South Carolina, which provided legal services to the Company from time to time during 2001 at customary rates. Total legal fees paid to Womble Carlyle during 2001 were $157,000.

        On February 9, 2001, Evergreen completed a transaction with KFx Inc. ("KFx"), a provider of technology and service solutions to the electric power generation industry, pursuant to which KFx sold to Evergreen a portion of its convertible preferred stock investment in its Pegasus Technologies, Inc. subsidiary ("Pegasus"), representing an approximate 8.8% as converted interest in Pegasus, for $1.5 million. Under the terms of the agreement, KFx was required to repurchase the interest on January 31, 2002 unless Evergreen elected to extend the repurchase date to January 1, 2003. Evergreen has extended the repurchase date to January 1, 2003 in consideration for the option to purchase additional convertible preferred stock in Pegasus for $1.2 million anytime prior to January 1, 2003, which stock is redeemable on or before January 1, 2003 for $1.6 million. In certain circumstances, Evergreen can elect to exchange this interest in Pegasus, valued at $2 million, and any subsequently acquired interest in Pegasus, for common stock of KFx at $3.65 per share, subject to certain adjustments. In addition, Evergreen was provided with a five-year warrant to purchase 1 million shares of KFx common stock at $3.65 per share, subject to certain adjustments, which includes a reduction in the warrant price to $2.25 per share upon KFx's reduction of certain debentures. Mark S. Sexton, the President and Chief Executive Officer of Evergreen, is on the board of directors of KFx. Also, Kevin R. Collins, the Chief Financial Officer of Evergreen, is on the board of directors of Pegasus.

        At December 31, 2001, the Company had advanced to Mark Sexton, President and Chief Executive Officer, $575,436 for income taxes due on the exercise of stock options. Subsequent to year-end, all funds advanced were repaid to the Company.

COMPENSATION OF DIRECTORS

        Directors of the Company are entitled to receive fees of $100 per meeting for their attendance at Board meetings. All Board members have currently waived these meeting fees. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board, Committee and shareholder meetings. Directors who are not officers or are not salaried employees of the Company ("Non-Executive Directors") each receive a $30,000 annual retainer fee in the form of cash, Common Stock or options to purchase Common Stock, as elected by the director. Such options have an exercise price equal to the fair market value of the Common Stock on the date of grant, vest fully at the time of grant and have a term of five years. Non-Executive Directors who serve on the Audit and Compensation Committees also receive a fee for serving on these committees. In 2001, each such Non-Executive Director was paid $10,000 for service on the Audit Committee and $3,000 for service on the Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To the Company's knowledge, during the fiscal year ended December 31, 2001, the Company's ten percent shareholders, officers and directors timely complied with all applicable filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended. This statement is based solely on a review of the copies of such reports furnished to the Company by such reporting persons and their written representations that such reports accurately reflect all reportable transactions.

PERFORMANCE GRAPH

        The following performance graph reflects the yearly percentage change in the cumulative, five-year total shareholder return on the Common Stock as compared with the cumulative, five-year total return of (i) NYSE Stock Market Index of U.S. Companies and (ii) a peer group index. The NYSE index and the peer group index were supplied by the Center for Research in Security Prices ("CRSP"), an independent third-party source. The peer group index is composed of approximately 126 companies categorized under the Standard Industrial Classification Number 13 (Oil and Gas Extraction) applicable to the Company. All cumulative returns are calculated on a fiscal year basis ending on December 31 of each year.

COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT
AUDITORS FOR 2002

        The Board of Directors has, subject to shareholder ratification, reappointed the firm of BDO Seidman, LLP as independent auditors to examine the books of the Company and its subsidiaries for the year ending December 31, 2002, and to report on the consolidated balance sheets, statements of income and other related statements of the Company and its subsidiaries. BDO Seidman has served as independent auditors for the Company continuously since 1989. Representatives of BDO Seidman are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to questions posed by the shareholders. Ratification of the reappointment of BDO Seidman as the Company's independent auditors requires the affirmative vote of a majority of the shares of Common Stock voting on such matter. Abstentions and shares held by a broker, as nominee, that are not voted on this matter will not be included in determining the number of votes cast.

        The Board of Directors recommends a vote "FOR" approval of the proposal to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for 2002.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

        Aggregate fees billed, including out-of-pocket expenses, for professional services rendered by BDO Seidman in connection with the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2001 and the reviews of the Company's quarterly unaudited condensed consolidated interim financial statements during 2001 were $206,800.

Financial Information Systems Design and Implementation Fees

        During the year ended December 31, 2001, BDO Seidman rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

        In addition to the audit fees described above, aggregate fees of $231,800 were paid to BDO Seidman during the year ended December 31, 2001, consisting of the following non-audit professional services: tax-related services ($56,800); stock offering and convertible debt issuance and acquisition assistance ($129,700); and other miscellaneous services ($45,300).

OTHER BUSINESS

        As of the date of this proxy statement, management of the Company is not aware of any matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

FINANCIAL INFORMATION

        The Company's Annual Report to Shareholders for the year ended December 31, 2001, is enclosed. The Company will provide without charge to any shareholder of record or beneficial owner of Common Stock a copy of the Company's 2001 Annual Report to Shareholders or the 2001 Annual Report on Form 10-K (without exhibits), including financial statements filed with the SEC. Any such request should be directed to Evergreen Resources, Inc., P.O. Box 660, Denver, CO 80201-0660, Attention: John Kelso, Manager of Investor Relations.

SHAREHOLDER PROPOSALS

        Any proposal by a shareholder intended to be included in the Company's proxy materials for the Company's 2003 annual meeting must be received at the offices of the Company, P.O. Box 660, Denver, Colorado 80201-0660, no later than December 6, 2002. Pursuant to the Company's bylaws, shareholder proposals (other than director nominations), regardless of whether the proposal is intended to be included in the Company's proxy materials, must be submitted to the Company no later than the close of business on the 60th day before the first anniversary of the date of the preceding year's annual meeting and no earlier than the 90th day prior to such date. Such proposals must be made in accordance with established procedures. Shareholder nominations for director must be received by the Company no later than the close of business on the 30th day before the annual meeting of shareholders at which directors are to be elected and no earlier than the 60th day before the meeting. Such nominations must also be made in accordance with established procedures. A shareholder may obtain a copy of such procedures from the Company's Secretary. A proxy may confer discretionary authority to vote on any matter at a shareholder meeting if the Company does not receive notice of the matter within the timeframes described above.

                      Kevin R. Collins
                      SECRETARY

Denver, Colorado
April 5, 2002

PROXY	EVERGREEN RESOURCES, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS	PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2002

        The undersigned hereby constitutes and appoints Mark S. Sexton and Kevin R. Collins, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of no par value common stock of Evergreen Resources, Inc., a Colorado corporation (the "Company"), at the Annual Meeting of Shareholders to be held at The Pinnacle Club, 555 Seventeenth Street, 37th floor, Denver, Colorado, at 10:00 a.m., Mountain Daylight Time, on May 7, 2002, and any and all adjournments thereof (the "Meeting"), for the purposes of considering and acting upon the following matters:

1.	The election of two directors of the Company to serve three-year terms expiring in 2005.	For all nominees listed (except as marked to the contrary below) ☐	Withhold authority to vote for all nominees ☐
Nominees:		Larry D. Estridge	John J. Ryan, III
(Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the following space):
2.	Ratification of the appointment of BDO Seidman, LLP as independent auditors for the year ending December 31, 2002
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Such other business as properly may come before the Meeting

        APPROVAL OF EACH MATTER LISTED ABOVE IS NOT CONTINGENT UPON THE APPROVAL OF ANY OTHER MATTER LISTED ABOVE.

(Continued on other side)

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS AND IN THE DISCRETION OF THE PROXY HOLDERS NAMED HEREIN WITH RESPECT TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

        SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS RELATED TO THE MEETING ABOUT WHICH THE COMPANY DOES NOT RECEIVE TIMELY AND PROPER NOTICE AND WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2001, furnished therewith.

Dated:	, 2002

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit power of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EVERGREEN RESOURCES, INC. PLEASE SIGN AND RETURN THIS PROXY TO COMPUTERSHARE TRUST COMPANY, P.O. BOX 1596, DENVER, CO 80201. THE GRANTING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

April 5, 2002

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EVERGREEN RESOURCES, INC. 1401 17th Street, Suite 1200 Denver, Colorado 80202 303.298.8100
SHARES OUTSTANDING AND VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
PROPOSAL 1—ELECTION OF DIRECTORS
Present Directors Nominated For Re-Election
Directors Continuing in Service
Nominees
Continuing Directors
MEETINGS OF DIRECTORS AND COMMITTEES
AUDIT COMMITTEE REPORT
BUSINESS EXPERIENCE OF OTHER EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Summary Compensation Table
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Option Grants in Last Fiscal Year
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CHANGE IN CONTROL AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION AND TRANSACTIONS WITH MANAGEMENT
COMPENSATION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR 2002
FEES PAID TO INDEPENDENT AUDITORS
OTHER BUSINESS
FINANCIAL INFORMATION
SHAREHOLDER PROPOSALS